Exhibit 4.24

CHINA MOBILE COMMUNICATION COMPANY LIMITED

and

CHINA TOWER CORPORATION LIMITED

COMMERCIAL PRICING AGREEMENT

This Commercial Pricing Agreement (the “Agreement”) is entered into by and between the following two parties on 8 July 2016 in Beijing, China:

(1)	China Mobile Communication Company Limited, a company incorporated under the laws of the People’s Republic of China with limited liability (“Party A” or “CMC”), whose registered office is at 29 Jinrong Street, Xicheng District, Beijing, and whose legal representative is Shang Bing;

(2)	China Tower Corporation Limited, a joint stock company with limited liability incorporated under the laws of the People’s Republic of China (“Party B” or “China Tower”), whose registered office is at 19/F, 73 Fucheng Road, Haidian District, Beijing, and whose legal representative is Liu Aili;

(together, the “Parties” and, individually, a “Party”).

WHEREAS:

On 14 October 2015, CMC and its 31 subsidiaries, China United Network Communications Corporation Limited and one of its subsidiaries, China Telecom Corporation Limited, China Reform Holdings Corporation Limited and China Tower entered into the Agreement on Purchase of Existing Telecommunications Towers and Related Assets by Issuing Shares and Paying Cash Consideration, and China Mobile Communications Corporation and its 24 subsidiaries, China United Network Communications Group Company Limited and its seven subsidiaries, China Telecommunications Corporation and its 11 subsidiaries and China Tower entered into the Agreement on Transfer of Existing Telecommunications Towers and Related Assets. Under the aforementioned agreements, Party A and its subsidiaries shall transfer their then-owned telecommunications towers and related assets (the “Acquired Tower Assets”) to China Tower.

THEREFORE, upon amicable consultations, the Parties hereby agree on the leasing and settlement of the tower products, indoor distribution products, transmission products and service products as follows:

Article 1	The pricing of tower products, indoor distribution products, transmission products and service products is subject to Annex 1 Product Catalogue and Pricing of the Agreement (see Annex 1 to the Agreement for details).

Article 2	The Parties shall require and procure their respective subsidiaries or branches at the provincial level to enter into agreements consistent with the template of the Provincial Service Agreement set forth in Annex 2 to the Agreement, pursuant to which Party B shall provide tower products, indoor distribution products, transmission products and service products to the subsidiaries of Party A.

Article 3	The agreements between the Parties with respect to the product catalogue and pricing of tower products, indoor distribution products, transmission products and service products shall be governed by this Agreement, which shall prevail over any and all prior oral or written consultations, agreements and arrangements between the Parties. Matters not specified in the Agreement shall continue to be governed by other agreements or arrangements between the Parties.

Article 4	The Agreement shall become effective from the date when it is executed by the legal representatives or authorized representatives and stamped with the respective corporate seals of the Parties.

Article 5	The Agreement is written in Chinese and shall be executed simultaneously in six counterparts, each of which shall be deemed to have the same binding legal effects. Each Party shall hold three copies.

(No text below and the signature pages to the Commercial Pricing Agreement between China Mobile Communication Company Limited and China Tower Corporation Limited (No.Yi You Xian Cai [2016]71) to follow)

Party A:

China Mobile Communication Company Limited (chop)

Legal Representative (or Authorized Representative): /s/ XUE Taohai (signature)

Party B:

China Tower Corporation Limited (chop)

Legal Representative (or Authorized Representative): /s/ TONG Jilu (signature)

Annex 1:	Product Catalogue and Pricing

Annex 2:	Provincial Service Agreement (I)

8 July 2016

Annex 1

Product Catalogue and Pricing

Notes:

1.      Scope of Application

This Annex is applicable to the pricing of all tower products, indoor distribution system products (hereinafter referred to as indoor distribution products), transmission products and services products for which China Tower provides services.

2.      Effective Date

This Annex shall come into effect on the same date as the Commercial Pricing Agreement. The agreements between the Parties on the catalogue and pricing with respect to the tower products, indoor distribution products, transmission products and service products shall be subject to this Annex, which shall also prevail over any and all prior oral or written consultation, agreements and arrangements between the Parties in this regard.

With respect to the products which China Tower had delivered and provided services for prior to the effective date of this Annex, the terms under this Annex shall be applied retrospectively from their commencement dates confirmed by the Parties’ subsidiaries or branches at the municipal level (“municipal companies”).

3.      Other Notes

Finance costs incurred by China Tower, which shall be borne by China Tower, are not presented in the pricing formula.

I.	Tower Products

(i)	New Tower Products

1.	Product Catalogue and Standard Configuration of the Basic Product Unit

(1)	Product Catalogue

The tower products provided by China Tower include ground base towers and building base towers. The ground base towers include regular ground base towers, landscape towers and simplified towers; building base towers include regular building base towers and floor holding poles. These products are further classified by mounting height. Each mounting height can be divided into five combinations in accordance with the different equipment rooms and facilities: (1) tower + self-owned equipment room + facilities; (2) tower + rented equipment room + facilities; (3) tower + integrated cabinet + facilities; (4) tower + RRU remote + facilities; and (5) tower (without equipment room and facility).

Table 1: Tower Catalogue

Category	Type	Definition	Mounting Height (m)Note
Ground Base Towers	Regular Ground Base Towers	Various single-pipe towers, angle-steel towers, three-pipe towers, four-pipe towers and other towers that have platforms and at least six antennas can be installed at the same horizontal height	H<30
30≤H<35
35≤H<40
40≤H<45
45≤H≤50
Landscape Towers

Various landscape towers, transmission poles, ground heightened stents, and various simplified towers with height above 20 meters (excl.), that have no platform and only three antennas can be installed at the same horizontal height

H<20
20≤H<25
25≤H<30
30≤H<35
35≤H≤40
	Simplified Towers	Municipal street lamp posts, cement poles, H posts, supporting posts, guyed supports and other towers, with the height lower than 20 meters (incl.)	H≤20
Building Base Towers	Regular Building Base Towers	Various building base towers such as heightened stents, guyed masts, floor camouflage towers, camouflage covers, that are built on the building floors	—
	Floor Holding Poles	Wall-attached or weight-countered holding poles, etc.	—

Note 1:	Antenna mounting height refers to the vertical height from the highest point at which the antenna support pole or platform touches the tower to the ground. The angle-steel towers, single-pipe towers, three-pipe towers and other towers mounted on the buildings (excluding base station equipment rooms) are defined as regular ground base towers according to the similar cost principle, and their antenna mounting height refers to the vertical height from the highest point at which the antenna support or platform touches the tower to the floor.

Note 2:	In the event that several telecom companies demand the products of the same mounting height at the same time, the Parties’ municipal companies shall negotiate the allocation of products of the same mounting height among multiple station sites on a rotating basis.

Note 3:	The definition of the camouflage (covers) provided by China Tower is regular building base towers, and the definition of the camouflage (covers) provided by telecom companies is floor holding poles.

Note 4:	Non-standardized products that cannot be categorized into in the above product catalogue according to product definitions shall be matched per similar cost principle.

(2)	The Standard Configuration of the Basic Product Unit

A basic product unit for a tower product is the utilization space for three antennas (one system). The standard configuration of the carried equipment within a basic product unit is set forth in the table below:

Table 2: The Standard Configuration of the Basic Unit of Tower Products

	Basic Configuration
Item of Product Configuration	Regular Ground Base Towers	Landscape Towers	Other Products
Number of Radio Frequency Antennas	3	3	3

Number of Systems	1	1	1

Length of a Single Antenna	2 meters	2 meters	2 meters

Number of Holding Poles	3	3	3

Installation Space of RRU	3	3	3 (not in the top of the tower)

Installation Space of Equipment

Tower + equipment room + facilities: One equipment frame (sharable)

Tower + integrated cabinet + facilities: Two integrated cabinets (sharable)

Tower + RRU remote + facilities: One integrated cabinet (sharable)

Back-up Power Supply Assurance	To provide three-hour back-up battery assurance for master devices and 10-hour for transmission devices. If extra investment is incurred in relation to 10-hour back-up duration for transmission devices, the Parties’ subsidiaries shall negotiate and charge separately according to the pricing formula of tower products.

Note 1:	The tower models and configuration of products provided by China Tower shall be determined upon the actual surroundings by the design institute according to the distribution interfaces in the Customer Services Standard (Trial). For tower + RRU remote + facilities, China Power shall provide RRU back-up batteries and AC/DC modules. In the case of construction using the DC remote supply method, China Tower shall provide DC remote supply devices. The related expenses shall be separately calculated and charged according to the construction costs previously determined by the Parties with reference to the pricing method for electricity input.

Note 2:	In principle, a set of base station devices used by telecom companies, including base band, radio frequency, control and other functional modules, if deployed on a successive frequency band adopting corresponding telecommunication technical standards, shall be deemed as a set of “system”. In the case that the same set of devices are adopted, if systems are enlarged without enlarging their occupied space, such devices can be deemed as a set of “system”.

Note 3:	In principle, the total windward area, weight, and single-system power of one antenna and one RRU shall not exceed 0.8 square meter, 47 kilograms and 1.5KW, respectively.

Note 4:	China Tower shall provide the space for installing one standard transmission frame according to the type of equipment rooms. In principle, the maximum dimensions of one transmission frame for telecom companies are 600mm×600mm×2.2m. Equipment frames and integrated cabinets shall be provided by China Tower.

Note 5:	Entrusted by telecom companies, when providing tower products, China Tower shall concurrently coordinate the construction of, or construct, public manholes in front of entrances and exits within the red line and routers drawing up at stations (except for building base towers, only the routers drawing up at stations) on behalf of telecom companies. The expenses related to such construction and coordination shall be priced either by referencing transmission products or directly settled between the telecom companies and the resource owners with the coordination of China Tower, or determined and settled by the Parties’ subsidiaries or branches upon mutual consultation.

Note 6:	In the event that the back-up power supply exceeds the standard configuration, fees shall be calculated and charged according to the price of extra battery assurance products (RMB400/hour/system/year). In other circumstances where the standard configurations are exceeded, the Parties’ subsidiaries or branches shall negotiate and determine the related charges according to the cost markup method with reference to the pricing formula of tower products wherein the parameters such as useful lives of depreciation and cost markup rate shall be consistent with those stated in the pricing formula for tower products.

2.	Product Pricing
(1)	Pricing Formula

Base price = (S	standardized construction cost ①	× (1+ impairment rate ③) + maintenance expense ④) × (1+ cost markup rate ⑤)
useful lives of depreciation ②

Product price = base price × (1- sharing discount rate 1⑧) + (site cost ⑥ + electricity input cost ⑦) × (1- sharing discount rate 2⑧)

Notes:

①	Standardized construction cost shall include the expenses for materials, construction, designing, supervision, crop compensation and others in relation to towers (including heighten stents, masts and rooftop holding poles), equipment rooms (including integrated cabinets, necessary bounding or retaining walls and fences if permitted), facilities (including AC/DC distribution boxes, combined switching power supplies, three-hour back-up batteries, air conditioners, the power and environment supervision systems for mobile communication (“PESM”), anti-thunder counterpoises, standard racks, cabling racks, feeder windows, lighting, firefighting, and the like). China Tower shall entrust the designers to determine the standardized construction costs of various products subject to the wind pressure of 0.45KN/m2 and in accordance with the replacement cost method, as shown in the following table:

Table 3: Standardized Construction Costs of Tower products

			Standardized Construction Cost Note (RMB 10 Thousands)
Product Category	Product Type	Mounting Height (m)	Tower + Self-owned Equipment Room + Facilities	Tower + Rented Equipment Room + Facilities	Tower + Integrated Cabinet + Facilities	Tower + RRU Remote + Facilities	Towers without Equipment Room or Facilities
Ground Base Towers	Regular Ground Base Towers	H<30	27.2064	23.3564	21.3095	19.1371	15.8902
		30≤H<35	29.6595	25.8095	23.7626	21.5902	18.3433
		35≤H<40	32.9920	29.1420	27.0951	24.9226	21.6758
		40≤H<45	36.8090	32.9590	30.9121	28.7396	25.4928
		45≤H<50	41.2877	37.4377	35.3908	33.2183	29.9715

	Landscape Towers	H<20	18.9308	15.0808	13.4414	12.0341	8.7872
		20≤H<25	21.4657	17.6157	15.9764	14.5691	11.3222
		25≤H<30	23.5495	19.6995	18.0601	16.6528	13.4060
		30≤H<35	28.3960	24.5460	22.9067	21.4994	18.2525
		35≤H<40	31.0728	27.2228	25.5834	24.1761	20.9292

	Simplified Towers	H≤20	14.0700	10.2200	8.5806	7.1733	3.9264

Building Towers	Regular Building Base Towers	—	14.0688	10.3688	8.7294	7.3221	4.0753
	Floor Holding Poles	—	11.2042	7.5042	5.8648	4.4575	1.2107

Note 1:	The equipment rooms in the tower + self-owned equipment room + facilities combination includes brick-concrete, color-steel and other kinds of equipment rooms (excluding rented equipment rooms), and their construction cost shall be determined according to the above table.

Note 2:	RRU remote refers to the situation where the master devices such as BBUs of the telecom companies are not put in China Tower’s equipment rooms.

Note 3:	In the event that the telecom companies actually use tower products which do not belong to any of the above standard configured tower products, the price shall be determined subject to the standardized construction cost of the actual type of towers, equipment rooms and corresponding facilities (see Schedule 1 and Schedule 2 hereto for details) and the pricing formula for tower products.

Note 4:	All of the above standardized construction costs exclude taxes (all construction prices and costs provided in this Annex exclude taxes, and similarly hereinafter).

②	Useful lives of depreciation shall be the rounded-up of the average useful lives of depreciation of the corresponding assets of the three telecom companies, namely, the useful lives of depreciation of towers are 10 years, the useful lives of depreciation of a self-owned equipment room in a ground base tower are 20 years, the useful lives of depreciation of a self-owned equipment room in a building base tower are six years, the useful lives of depreciation of a rented equipment room and an integrated cabinet are six years, and the useful lives of depreciation of facilities are six years.

③	Impairment rate shall be 2% per year, including relocation, overhaul and damage, etc.

④	Maintenance expense shall be RMB3,770 per year tentatively, and shall include the fees for the outsourced maintenance, repair and consumable items. The basic maintenance expense shall be adjusted and re-determined in accordance with the market-oriented bidding and procurement results corresponding to the maintenance particulars and quality indicators jointly confirmed by the respective subsidiaries or branches at the provincial level (“provincial companies”) of the three telecom companies and China Tower. The maintenance expense incurred prior to the bidding and procurement process shall be retrospectively adjusted according to the pricing formula. The Parties’ subsidiaries or branches can consult upon the timetable of the bidding taking into account their actual conditions, and the standard fee of RMB3,770 per year shall no longer be enforced after such market-oriented bidding and procurement process.

⑤	Cost markup rate shall be 15% for the compensation of the management expenses, personnel expenses and other expenses of China Tower.

⑥	Site cost shall be calculated by station site, including site rent, one-time slotting fees and coordination costs, land requisition expenses incurred associated with China Tower’s offering products and services to the telecom companies. The respective provincial companies of China Tower and the telecom companies shall negotiate and determine the fees on a lump-sum basis according to the rents provided in the lease agreements under relevant scenarios by the telecom companies in 2014 and by China Tower in 2015.

In the event that the Parties are unable to determine the lump-sum fees, the Parties’ provincial companies shall agree upon a transition period, during which the fees shall be charged in accordance with actual expenses incurred on an itemized basis. Particularly, the one-time slotting fees, coordination costs, land requisition expenses and others shall be amortized according to the useful lives of depreciation of towers of 10 years.

⑦	Electricity input cost shall be negotiated by the Parties’ provincial companies and they shall choose to adopt the lump-sum or itemized basis. Specific costs shall be calculated by the following formula:

Electricity input cost	=	construction cost	×	(1 + cost markup rate)
useful lives of depreciation

wherein:

Construction cost shall be determined by the Parties’ provincial companies: (i) if opting the pricing method on a lump-sum basis, based on the actual construction cost of the electricity input facilities under the various scenarios incurred by the telecom companies in 2014 and by China Tower in 2015; or (ii) if opting the pricing method on an itemized basis, based on the actual construction costs incurred in the project.

Useful lives of depreciation shall be 10 years according to the average useful lives of depreciation of the electricity input assets of the three telecom companies.

Cost markup rate shall be 5%.

The above formulas are applicable to the electricity input by means of solar energy, wind power or wind-solar hybrid, in the pricing formulas for which the useful lives of depreciation shall be determined by the Parties’ subsidiaries or branches according to the average useful lives of depreciation of similar assets of the three telecom companies.

The maintenance expense of electricity input facilities shall be included in the tower products’ maintenance expense, which the Parties’ provincial companies shall take into account in the bidding and procurement process for the maintenance of tower products.

⑧	Sharing discount rate: where the same station site is used and the relevant facilities are shared by more than one telecom companies, a sharing discount shall be applied. The scope of sharing discount extends to base prices, site cost and electricity input costs in relation to tower products. The commencement date of a sharing discount shall be the commencement date of the new occupier’s service term.

Table 4: Sharing Discount Rate 1 (Sharing Discount Rate for Base Price)

	Sole User	Shared by Two Companies	Shared by Three Companies
First-Occupier Lessee	—	25% discount	35% discount
Other Lessees	—	20% discount	30% discount

Table 5: Sharing Discount Rate 2 (Sharing Discount Rate for Site Cost and Electricity Input Costs)

	Sole User	Shared by Two Companies	Shared by Three Companies
First-Occupier Lessee	—	45% discount	55% discount
Other Lessees	—	40% discount	50% discount

Note 1:	The first-occupier lessee refers to the former owner of the tower, in the case of an Acquired Tower, or the first basic telecom company that exclusively occupies the tower, in the case of a New Tower. For the avoidance of doubt, the first-occupier lessee of a New Tower is the first basic telecom company that exclusively occupies the New Tower, the commencement date of the relevant service term for which is prior to the dates of the Product Confirmation Orders entered into by other telecom companies who later occupy such tower.

Note 2:	Because the relevant costs in the base prices will increase along with the increase in the number of sharing parties, the actual discount of the base prices is lower taking into account the increased costs.

In principle, as for the station sites with existing equipment rooms, the telecom companies who later occupy shall not use the construction model of integrated cabinets.

In the event that more than one telecom companies use the same station site without sharing the relevant facilities (including equipment rooms and facilities under the towers constructed by means of RRU remote by certain telecom companies), only the part which is shared shall enjoy the sharing discount. The basic price for the sharing discount to be applied shall be determined according to the standardized construction costs set forth in the table below and the pricing formula for tower products. In the pricing formula, the maintenance expense shall be determined by either calculating the percentage of its construction cost in the standardized construction cost for corresponding tower products on the basis of the maintenance expense for tower products to be determined by the relevant provincial companies, or upon mutual consultation between the Parties’ provincial companies.

Table 6: Standardized Construction Costs of Various New Towers in Partial Sharing:

			Standardized Construction Costs of Relevant Configurations in Partial Sharing (RMB 10 Thousands)
Product Category	Product Type	Mounting Height (m)	Towers without Equipment Room or Facilities	Self-Owned Equipment Room + Facilities	Rented Equipment Room + Facilities	Integrated Cabinet + Facilities	RRU Remote + Facilities
Ground Base Towers	Regular Ground Base Towers	H<30	15.8902	11.3162	7.4662	5.4193	3.2469
		30≤H<35	18.3433	11.3162	7.4662	5.4193	3.2469
		35≤H<40	21.6758	11.3162	7.4662	5.4193	3.2469
		40≤H<45	25.4928	11.3162	7.4662	5.4193	3.2469
		45≤H≤50	29.9715	11.3162	7.4662	5.4193	3.2469

	Landscape Towers	H<20	8.7872	10.1435	6.2935	4.6542	3.2469
		20≤H<25	11.3222	10.1435	6.2935	4.6542	3.2469
		25≤H<30	13.4060	10.1435	6.2935	4.6542	3.2469
		30≤H<35	18.2525	10.1435	6.2935	4.6542	3.2469
		35≤H≤40	20.9292	10.1435	6.2935	4.6542	3.2469

	Simplified Towers	H≤20	3.9264	10.1435	6.2935	4.6542	3.2469

Building Base Towers	Regular Building Base Towers	—	4.0753	9.9935	6.2935	4.6542	3.2469
	Floor Holding Poles	—	1.2107	9.9935	6.2935	4.6542	3.2469

Note:	In the event that the telecom companies construct by means of the RRU remote and deploy BBU together in China Tower’s equipment rooms, the first set of BBU + RRU shall be priced according to the RRU’s corresponding towers and BBU’s corresponding equipment room + facilities, while the rest of the RRU shall be priced according to its corresponding tower + RRU remote + facilities. If the facility space for BBU expands, it shall be priced 10% of the base price of RRU. Sharing discounts shall apply in accordance with the sharing status in the actual usage.

(2)	Adjustment of the Standardized Construction Costs

Considering that the construction costs vary in different provinces of China, the 31 provinces are divided into four categories. The following coefficients shall be applied to the adjustment of construction costs based on the national standardized construction costs:

Category 1: Inner Mongolia, Liaoning, Jiangsu, Jilin, Zhejiang, Sichuan, Heilongjiang, Anhui, Henan, Shanxi, Guangxi, Fujian, Hunan, Hubei, Gansu, Guangdong, Hainan and Xinjiang, 18 provinces in total, for which the adjustment coefficient is 1.0;

Category 2: Hebei, Chongqing, Shandong, Shaanxi, Jiangxi, Guizhou and Yunnan, seven provinces in total, for which the adjustment coefficient is 0.9;

Category 3: Beijing, Tianjin and Ningxia, three provinces in total, for which the adjustment coefficient is 1.1;

Category 4: Shanghai, Tibet and Qinghai, three provinces in total, for which the adjustment coefficient is 1.86 for Shanghai, 2.38 for Tibet and 1.26 for Qinghai, respectively, consistent with the pricing of Acquired Towers.

Constructions in response to the demands of stations on the mountains or islands, camouflage stations (including camouflage trees) and micro stations shall be carried out in a customized manner. The Parties’ municipal companies shall estimate the construction costs in prior consultation, which shall be applied to the pricing formula for tower products. Such constructions may begin only after the prices are determined. The pricing parameters in the pricing formula other than standardized construction costs shall be consistent.

In addition to the above-mentioned coefficient, the Parties’ municipal companies shall adjust the construction costs of towers (including the tower bases and bodies) built in areas other than those within 0.45KN/m2 wind pressure regions according to the design institute’s actual wind pressure design with reference to the 50-year-return-period wind pressure distribution diagram published by the national authorities. See Schedule 1 for the specific adjustments.

(3)	Pricing Rules for Additional Antennas or Systems

Three antennas (one system) form a basic product unit of tower products. The pricing shall be calculated as one product unit in the case that there is less than one product unit.

Where there is more than one basic product unit:

(a)	For regular ground base towers, the price shall be calculated based on one product unit for six antennas (two systems) or less. In the case of more than six antennas (two systems), every three additional antennas (one system) shall be charged at 30% of a product unit.

(b)	For the other tower products, every three additional antennas (one system) shall be charged as 30% of a product unit.

(c)	Where there are additional systems but no antennas in addition to the standard configurations, every additional system which expands facility space shall be charged at 10% of a product unit.

(4)	Pricing Rules for Others

(a)	With regard to the landscape towers, if the basic telecom companies opt not to install the RRU onto the towers, a 2% discount shall be applied to the base prices.

(b)	When the telecom companies mount microwaves and WLAN APs, the price of an end microwave shall be charged as 0.3 product unit of the corresponding tower products; three sets of WLAN antennas shall be charged as 0.1 product unit of the corresponding tower products, and sharing discounts shall be applied.

(c)	The environmental impact assessment costs for the New Towers are not included in the standardized construction costs due to the substantial variations by geographic region. China Tower can be entrusted by the telecom companies and organize its customers to engage in (i) the EMF environmental impact assessment and approval and (ii) the environmental protection review and approval upon the acceptance in relation to the construction projects of mobile telecommunication base stations. The related expenses shall be shared by the subsidiaries of the telecom companies and directly settled with the third-party institutions carrying out the environmental impact assessment, or the Parties’ subsidiaries shall determine the settlement upon consultation.

(d)	In special cases beyond standardized configurations, the Parties’ subsidiaries shall negotiate and determine the relevant pricing standards using the cost markup method and taking into account additional costs actually incurred with reference to the pricing formula for tower products, wherein the parameters, such as useful lives of depreciation and cost markup rate, shall be consistent with those parameters in the pricing formula for tower products.

(ii)	Acquired Tower Products

The Acquired Towers refer to all tower products constructed by the telecom companies and transferred to China Tower (subject to the Parties’ Asset Handover Confirmation List). Other tower products shall hereafter be deemed New Towers.

The pricing for the Acquired Towers shall be applicable to the former owners of the Acquired Towers, the telecom companies which started to share the Acquired Towers prior to October 31, 2015 (hereinafter referred to as the “Existing Sharing Parties”) and the basic telecom companies who subsequently started to share the Acquired Towers transformed by China Tower (hereinafter, the “New Sharing Parties”).

1.	Product Catalogue and Standard Configuration of the Basic Product Unit

The product catalogue and definitions, the definition of product unit, the standard configuration of the basic product unit and other specifications of the Acquired Towers shall be consistent with those applicable to the New Towers, namely, the product catalogue applicable to the New Towers shall be applied to all Acquired Towers. The backup power supply assurance duration is subject to the actual backup duration as at handover of the acquired assets. The specific service standards shall be negotiated by the Parties.

2.	Product Pricing

(1)	Pricing Formula

Base price = (S	standardized construction cost of New Towers	×discount rate ①× (1+ impairment rate ②) + maintenance expense ③)
useful lives of depreciation of New Towers
× (1+ cost markup rate ④)

Product price = base price × (1-sharing discount rate 1 ⑥) + site cost ⑤ × (1-sharing discount rate 2 ⑥)

Notes:

①	The formula for the discount rate is as follows:

Discount rate =	S appraised value / useful lives of depreciation of Acquired Towers
S(S standardized construction cost of New Towers of the sub-category / useful lives of depreciation of New Towers × percentage of similar products of Acquired Towers) × number of Acquired Towers

Wherein, in respect of the useful lives of depreciation of acquired assets, the useful lives of depreciation of batteries and other supporting facilities shall be determined subject to their remaining useful lives of depreciation, and the useful lives of depreciation of the towers, equipment rooms, air-conditioners, electricity input and other assets shall be determined subject to the useful lives of depreciation of similar New Towers.

See Schedule 3 for the adjustment coefficients applicable to each province. The adjustment coefficients therein are applicable to all Acquired Towers, except that the wind pressure adjustment coefficient and the newly constructed regional coefficient shall not be taken into account.

No separate electricity input cost will be charged for the Acquired Towers. Before the commencement date when electricity services are charged on a lump-sum basis, if the telecom companies request alterations in power supply from DC to AC, or from high voltage to low voltage, for the Acquired Towers, the electricity input cost shall be simultaneously adjusted to the electricity input prices applicable to the corresponding New Towers and charged separately.

②	Impairment rate shall be the same as that of the New Towers.

③	Maintenance expense includes the expenses for outsourced maintenance, repair and consumable items, and shall be jointly determined by the Parties’ provincial companies upon mutual consultations in accordance with existing contracts or the market-oriented bidding and procurement results.

④	Cost markup rate shall be the same as that of the New Towers for compensating the management expenses, personnel expenses and other expenses of China Tower.

⑤	Site cost shall be calculated by station site, including the remaining pre-amortization cost of the site rent, land requisition expenses and other one-time expenses. The site lease agreements with respect to the Acquired Towers were executed by the telecom companies, the rent of which will be uncertain upon the expiration of such agreements. Therefore, the rent shall be determined on an itemized basis in line with the rent provided in the original site lease agreements prior to expiration of such contracts. The one-time land requisition expenses paid by telecom companies shall be determined on an itemized basis in accordance with the remaining pre-amortization value as of the asset appraisal date.

Upon the expiration of the site lease agreements, or if no such agreements exist, the site cost shall be negotiated and determined by the Parties’ provincial companies on an itemized basis according to the renewed agreements and remaining pre-amortization costs, or on a lump-sum basis for certain scenarios.

The site cost for sites where the rent is tentatively uncertain shall be determined by the Parties’ provincial companies upon mutual consultation. In case the actual site cost deviates from the consulted cost, the cost shall be retrospectively adjusted.

⑥	Sharing discount rates and rules shall be the same as those applicable to the New Towers.

For the New Sharing Parties: They shall be charged based on the “same tower same price” principle. The base price and site cost for the New Sharing Parties shall be based on the prices of the Acquired Towers located at the same station and shall enjoy the sharing discount. No electricity input fee shall be charged separately. The electricity input switching expenses which are incurred by any newly added product unit or New Sharing Party shall be calculated according to the electricity input pricing formula for the New Towers and paid separately by the New Sharing Parties.

For the Existing Sharing Parties: Prior to 2018, they will be charged at 30% of each of the base price and the site cost. The former owner shall be entitled to the first-occupier discount for the base price, with the site cost to be charged at 70% (if there are two lessees) or 40% (if there are three lessees). When the third party starts sharing the Acquired Tower, the prices for the Existing Sharing Parties shall remain unchanged; the former owner shall be entitled to the first-occupier discount (namely, to be charged at 65% of the base price and 45% of the site cost). However, effective from January 1, 2018, the pricing rules applicable to the Existing Sharing Parties shall be the same as those applicable to the New Sharing Parties.

In the event that multiple telecom companies share the same station site of the Acquired Tower without sharing the relevant acquired facilities, only the shared parts shall enjoy the sharing discount, and the price basis for the sharing discount shall be determined according to the pricing formula for the Acquired Towers.

(2)	Pricing of Additional Antennas or Systems

Prior to the Completion Date (October 31, 2015), all product units constructed by telecom companies on the Acquired Towers shall be deemed as a whole and priced at the base price of the product unit with the highest antenna mounting height on the relevant Acquired Towers.

The newly added product unit of the Acquired Towers (including the product units constructed and added by China Tower prior to the Completion Date) shall be priced the base price of the corresponding product unit of the Acquired Towers. Every additional three antennas (one system) shall be charged at 30% of the price for a product unit and every one additional system (excluding the antennas) which expands facility space shall be charged at 10% of the price for a newly added product unit.

3.	Service Commencement Date of the Acquired Towers

The service commencement date of the Acquired Towers (also for the Existing Sharing Parties) is November 1, 2015. The lease and settlement arrangements with the basic telecom companies that started sharing the Acquired Towers transformed by China Tower prior to November 1, 2015 shall be agreed separately.

II.	Indoor Distribution Products

(i)	Product Catalogue and Standard Configuration of Basic Product Units

1.	Product Catalogue

The indoor distribution products provided by China Tower include building distribution products and tunnel distribution products. The building distribution products include indoor distribution products in commercial buildings, large-scale structures (including airports, railway stations, exhibition centers, gymnasiums, etc.). The tunnel distribution products include indoor distribution products in subway tunnels (including subway platforms) and railway tunnels.

Table 7: Indoor Distribution Product Catalogue

Category	Product Scenario	Pricing Unit	No. of Systems
Building distribution products	Commercial buildings	m2	2 sets
	Large stadiums (including airports, railway stations, exhibition centers, gymnasiums, etc.)	m2	2 sets
Tunnel distribution products	Subway tunnels (including subway platforms)	km	2 sets
	Railway tunnels	km	2 sets

2.	Standard Configuration of an Indoor Distribution Product Unit

With regard to the indoor distribution products, two sets of systems form a basic product unit. The standard configuration of devices in a basic product unit is set forth in the following table:

Table 8: Standard Configuration of an Indoor Distribution Product Unit

Item of Product Configuration	Basic Configuration
	Building Distribution Products	Tunnel Distribution Products
Distribution System	POI or combiner + passive antenna feeder distribution system (feeder line + passive device+ indoor antenna)	POI or combiner + leakage cable distribution system

Space for Signal Source Installation	1 RRU/system/POI or combiner	1 RRU/system/POI or combiner

Space for Equipment Installation	1 BBU device/system + 1 transmission device	1 BBU device/system + 1 transmission device

Back-up Power Supply	To provide 1-hour back-up battery assurance for BBUs and 10-hour back-up battery assurance for transmission devices according to the actual installation conditions. If extra investment is incurred due to the provision of 10-hour backup battery assurance for transmission devices, the Parties’ subsidiaries shall negotiate and charge separately according to the pricing formula of indoor distribution products.

Note 1:	Indoor distribution products shall be constructed by means of double cables using combiners when constructed by one company and POI and high-quality components when jointly constructed by two or more companies.

Note 2:	China Tower will, upon request and subject to the actual environment, provide the equipment rooms (or cabinets), switching power supply, AC/DC distribution units, PESM, air conditioners, fire equipment and grounding & lightning protection systems, etc.

Note 3:	As entrusted by the telecom companies, China Tower will coordinate public manholes in front of entrances and exits within the red line and routes drawing up at stations when providing indoor distribution products. Related expenses shall be directly settled by the telecom companies and the resource owners.

Note 4:	If the cascading method is used for the RRU, the space for multiple RRU installations can be provided. In other circumstances beyond the standard configurations, the Parties’ subsidiaries or branches shall negotiate and determine the price by means of cost markup method with reference to the pricing mechanism for indoor distribution products, wherein the parameters such as the useful lives of depreciation, cost markup rate and others shall be consistent with those in the pricing scheme for indoor distribution products.

(ii)	Pricing

1.	Pricing Formula for Indoor Distribution Products in Commercial Buildings

Base price = (S	standardized construction cost ①	×(1 + impairment rate ③) + maintenance expense ④) × (1+ cost markup rate ⑤)
useful lives of depreciation ②

Product price = (base price × covering construction area + site cost ⑥) × (1 - sharing discount rate)

Notes:

①	Standardized Construction Cost:

The standardized construction cost for indoor distribution products in commercial buildings includes the expenses for distribution systems, ancillary facilities, municipal electricity input and others. China Tower shall entrust a third-party design institute and determine the standardized construction cost with respect to the construction using POI, high-quality components and double cable. Such standardized construction cost is set forth in the table below.

Table 9: Standardized Construction Cost of Indoor Distribution Products in Commercial Buildings

Category	Product Scenario	Pricing Unit	No. of Systems	Standardized Construction Cost
Building distribution products	Commercial buildings	m2	2 sets	RMB16.24 / m2

Under the following two circumstances, certain adjustments shall be applied to the standardized construction cost of indoor distribution products in commercial buildings:

(a)	where the landlord requires to use galvanized steel pipes and wiring bridges/frames for constructing indoor distribution products:

Construction cost = standardized construction cost × special adjustment coefficient

Wherein: the special adjustment coefficient is fixed at 1.3.

(b)	where there are significant differences between the actual construction cost and the standardized construction cost:

When the actual construction cost deviates from the standardized construction cost by ±15% due to certain objective reasons, the Parties’ municipal companies shall negotiate and apply the pricing formula for indoor distribution products to the indoor distribution products in commercial buildings based on the actual construction cost. The parameters shall be the same except the standardized construction cost. The aforementioned objective reasons include, but are not limited to, using optical fiber distribution systems or some special requirements for equipment and materials from the landlord or other situations.

Under the above cases, the Parties’ subsidiaries or branches shall negotiate the estimated construction cost. The construction may begin after the price is determined based on the agreed construction cost and pricing formula for indoor distribution products.

②	The useful lives of depreciation are seven years.

③	Impairment rate is fixed at 2%, including overhaul and damages.

④	Maintenance expense includes the expenses for outsourced maintenance, repair and consumable items. In accordance with the maintenance particulars and standards, China Tower determines the maintenance expense as RMB0.2/year/m2, wherein the expenses for outsourced maintenance is RMB0.12/year/m2 and the expense for repair and consumable items is RMB0.08/year/m2. The maintenance expense shall be adjusted according to the maintenance particulars and quality indicators jointly confirmed by the provincial companies of the three telecom companies and China Tower as well as the bidding results. The base price shall be recalculated. The maintenance expense incurred prior to the bidding and procurement process shall be retrospectively adjusted according to the pricing formula. In principle, such bidding and procurement process should be completed before March 1, 2016 and the standard of RMB0.2/year/m2 will no longer be enforced. The Party’s subsidiaries or branches shall negotiate the specific bidding date based on actual situations.

⑤	Cost markup rate is fixed at 15% and used to compensate the management expenses, personnel and other costs of China Tower.

⑥	Site cost includes the expenses for site rent, one-time slotting allowances and coordination expenses incurred when China Tower provides products and services for the telecom companies. The Parties’ provincial companies shall negotiate and determine the pricing on a lump-sum or itemized basis.

If pricing is on a lump-sum basis, the Parties’ provincial companies shall negotiate and determine the standard site cost according to the price in the leasing contracts entered into by the telecom companies in 2014 and by China Tower in 2015.

If pricing is on an itemized basis, the Parties’ municipal companies shall determine the price on an itemized basis in accordance with the actual situations. The one-time slotting allowances and coordination expenses shall be amortized according to the useful lives of depreciation of seven years for indoor distribution products.

In order to cut costs and enhance efficiency, the Party’s provincial companies can negotiate and decide to price the indoor distribution products in the buildings on a lump-sum basis within the province or municipality.

2.	Pricing Formula for Other Indoor Distribution Products

Other indoor distribution products include distribution products in large stadiums and subways (including subway platforms) as well as railway tunnels. Such products shall be priced on an itemized basis.

Base price = (S	construction cost ①	× (1 + impairment rate ③) + maintenance expense ④) × (1 + cost markup rate ⑤)
useful lives of depreciation ②

Product price = (base price + site cost ⑥) × (1- sharing discount rate)

Notes:

①	Construction cost:

The construction cost of other indoor distribution products shall be determined according to the actual construction cost incurred in the relevant projects, including the construction cost for the distribution systems, ancillary facilities, municipal electricity input and other items.

②	Useful lives of depreciation shall be the average useful lives of depreciation of the same assets of the three telecom companies, among which the useful lives of depreciation for the distribution systems are seven years.

③	Impairment rate is fixed at 2%, including overhaul and damages.

④	Maintenance expense includes the expenses for outsourced maintenance, repair and consumable items, and shall be determined based on the actual bidding price with the maintenance particulars and quality indicators jointly confirmed by the provincial companies of the three telecom companies and China Tower.

⑤	Cost markup rate is fixed at 15% and used to compensate the management expenses, personnel and other costs of China Tower.

⑥	Site cost: The Parties’ subsidiaries or branches shall determine the pricing for site cost on an itemized basis due to the significant differences on site cost of indoor distribution products for large stadiums, subways and railway tunnels. Site cost includes the expenses for site rent, one-time slotting allowances and coordination expenses incurred when China Tower provides products and services for the telecom companies. The one-time slotting allowances and coordination expenses shall be amortized according to the useful lives of depreciation of seven years for indoor distribution products.

3.	Calculation Method for Product Units Numbers

With regard to the indoor distribution products, every two sets of systems are deemed as a basic product unit. Less than one basic product unit shall be charged as one product unit.

Where there is more than one basic unit, every one set of newly-added system shall be charged at 10% of the price for one basic product unit.

In principle, the telecom companies should put forward their demands for the number of systems once before the project construction. The reserved systems shall be charged as the accessed systems.

4.	Sharing Discount Rate of Indoor Distribution Products

Where the same indoor distribution system is shared by multiple telecom companies, the sharing discount rate shall be applied to base price and site cost of the indoor distribution product. The sharing discount shall be applied from the commencement date of the service term of the party who later start to use the product. No first-occupier discount is applicable.

Table 10: The Sharing Discount Rate of Indoor Distribution Products

	Sole User	Shared by two companies	Shared by three companies
Discount rate	—	40%	50%

(iii)	Base Price of Indoor Distribution Products

The base price of indoor distribution products in commercial buildings shall be a nationwide unified price according to the relevant parameters. Given the complexity of large indoor distribution construction projects such as subways, high-speed railways, airports and exhibition centers, their prices shall be determined on an itemized basis according to the actual costs and shall be standardized later when the conditions are satisfied.

Table 11: Base Price of Indoor Distribution Products

Product Category	Product Scenario	Pricing Unit		No. of Systems	Base Price
Building distribution products	Commercial buildings	m	[2]	2 sets	RMB2.95/m2/year
	Large stadiums (including airports, railway stations, exhibition centers, gymnasiums, etc.)	m	[2]	2 sets	on an itemized basis
Tunnel distribution products	Subway tunnels	km		2 sets	on an itemized basis
	Railway tunnels	km		2 sets	on an itemized basis

III.	Transmission Products

(i)	Product Catalogue

Transmission products include pipes, pole lines, optical cables, manholes in front of entrances and exits, routers drawing up at stations, etc. In principle, if jointly entrusted by two or more telecom companies, China Tower can provide transmission products by means of outsourced construction or services.

(ii)	Product Pricing

1.	Pricing Based on Outsourced Construction

In the case of outsourced construction, the pricing for transmission products shall be determined on an itemized basis by the Parties’ municipal companies according to the principle of one-time amortization. The pricing formula shall be as follows:

Product price =	actual construction cost ①	× (1 + cost markup rate ②)
number of accessed telecom companies

Wherein:

①	Construction cost includes, but is not limited to, the expenses for materials, construction, designing, supervision and compensation during the process.

The compensation expenses include, but are not limited to, expenses for coordination, road, bridge/river-crossing, road-crossing, farmland and forest-crossing, etc.

②	Cost markup rate is fixed at 5%.

In case of outsourced construction, the municipal companies of the telecom companies shall negotiate and determine the ownership, maintenance work and expenses of the transmission products with reference to the manner dealing with joint construction and sharing of transmission products among these telecom companies prior to the establishment of China Tower.

2.	Product Pricing Based on Service Mode

In case of providing services, the price shall be determined by the Parties’ municipal companies on an itemized basis, and the product service fees shall be paid monthly. The pricing formula shall be as follows:

Product price =[(S	construction cost ①	× (1+ impairment rate ③) + maintenance expense ④) × (1+ cost markup rate⑤)]
useful lives of depreciation ②
× (1-sharing discount rate ⑥)

Wherein:

①	Construction cost includes, but is not limited to, the expenses for materials, construction, designing, supervision and compensation during the process.

The compensation expenses include, but are not limited to, the expenses for coordination, road, bridge/river-crossing, road-crossing, farmland and forest-crossing, etc.

②	Useful lives of depreciation are 10 years.

③	Impairment rate is fixed at 2%, including overhaul and damages.

④	Maintenance expense includes the expenses for outsourced maintenance, repair and consumable items, and shall be determined according to the amount actually incurred.

⑤	Cost markup rate is fixed at 15% and used to compensate the management expenses, personnel and other costs of China Tower.

⑥	Sharing discount rate is the same as that of the tower products’ base price but the first-occupier discount (i.e. a 20% discount rate if there are two lessees and 30% if there are three lessees) is not applicable.

In the case of providing services, the ownership of the transmission product assets shall belong to China Tower and the maintenance work and expenses shall be borne by China Tower.

IV.	Service products

(i)	Service Product Catalogue

China Tower can provide services such as power supply, oil machine power generation and extra battery assurance based on the demands of the telecom companies.

Table 12: Service Product Catalogue

Product Category	Product Definition
Power Supply Services	To provide electricity services for one site on a lump-sum basis

Oil Machine Power Generation Services	To provide oil machine power generation services for one site for certain duration

Extra Battery Assurance Services	To provide extra battery assurance services for one system (less than 1.5KW of equipment power in principle) in addition to standard configuration

Note:	The number of times of oil machine power generation services and the number of hours of extra battery assurance services purchased by the telecom companies in the same station site shall be consistent. The expenses for oil machine power generation services in a shared station site shall be shared equally by the telecom companies. The charge commencement date of power supply services and oil machine power generation services shall be the activation day of the telecom companies’ equipment. In principle, the pricing and settlement of the acquired service products and new service products shall be consistent.

(ii)	Pricing Method

1.	Power Supply Service

China Tower shall provide the power supply services on a lump-sum basis. The Parties’ provincial companies shall state in the Provincial Service Agreement that the service term shall not exceed three years and neither service mode nor price can be changed during such term.

For those who choose the lump-sum power supply service, China Tower’s municipal companies shall determine the total amount of electricity fees according to the lump-sum electricity fees agreed by the Parties’ provincial companies and shall pay the electricity fees monthly. If a station site is activated for less than one month, the electricity fees will be calculated according to the actual number of days for which such station site has been activated. The lump-sum expenses of power supply and the monthly service fees of towers shall be charged at the same time and China Tower’s municipal companies shall issue value-added taxation (“VAT”) invoices and electricity consumption split sheets to the telecom companies’ municipal companies.

For those who do not choose the lump-sum power supply services, China Tower’s municipal companies shall provide the electricity bill and electricity consumption split sheet to the telecom companies’ municipal companies. For the shared station sites, the electricity charges shall be shared by the telecom companies’ municipal companies according to the percentage of nominal power or actual electricity consumption (DC metering) of their respective equipment. The telecom companies’ municipal companies shall pay the fees to the relevant power supply unit or the landlord for their electricity consumption and shall obtain the receipts. In circumstances where no invoices or receipts can be obtained, the Parties’ subsidiaries shall negotiate and resolve the problem.

2.	Oil Machine Power Generation Services

The Parties’ provincial companies shall negotiate to provide the oil machine power generation service on a lump-sum or frequency basis. The telecom companies’ municipal companies shall confirm in the Product Confirmation Order if they will purchase the oil machine power generation services from China Tower:

(a)	on a lump-sum basis:

The Parties’ provincial companies shall negotiate to determine the lump sum service price and settlement, which shall be confirmed by the Parties’ municipal companies in the Product Confirmation Order.

(b)	on a frequency basis:

The Parties’ provincial companies shall negotiate to determine the price for single-time power generation service. The formula is as follows:

Single-time service price = single-time power generation cost ① × (1 + cost markup rate ②)

①	Single-time power generation cost:

The Parties’ provincial companies can calculate and determine the single-time power generation cost with reference to the following formula:

Single-time power generation cost = base price for single-time power generation + oil cost for power generation per hour × power generation duration + vehicle usage fee per kilometer × number of kilometers

The Parties’ provincial companies shall determine the related parameters with reference to the third-party power generation prices.

②	Cost markup rate is fixed at 5% of single-time power generation cost.

3.	Extra Battery Assurance Service

One standard extra battery assurance product refers to the service of providing one hour battery extra assurance for one system (the total power not exceeding 1.5KW in principle). The pricing formula is as follows:

Product price =	construction cost	× (1 + impairment rate) × (1 + cost markup rate)
useful lives of depreciation

The related parameter is RMB400 per year upon calculation with reference to the parameters in the pricing formula of tower products.

Where the equipment power exceeds 1.5KW, the Parties’ subsidiaries shall negotiate to determine the expenses to be increased with reference to the above formula.

The telecom companies’ subsidiaries can purchase N pieces of extra battery assurance products (here “N” expresses an integer) subject to their respective demands. However, the hours of extra battery assurance purchased by the telecom companies in the same station site shall be the same.

V.	Adjustment Mechanism

To take into account factors such as inflation, the Parties shall adjust the maintenance expense and the site cost for the year with reference to the prior year’s CPI (Consumer Price Index) published by the national statistical authority. Such adjustment shall be effective from January 1st of the year and applied retrospectively.

Should there be significant fluctuations in the real estate market or steel prices, the Parties shall negotiate and make adjustments to site cost, product prices and others accordingly.

Upon the expiration of the useful lives of depreciation (10 years) of towers, the Parties shall negotiate separately the applicable adjustments based on the actual business operation of China Tower.

If there is any material change in the actual business operation of China Tower, such as the share rate, construction cost and profit differing from the forecast in 2016, the pricing mechanism hereunder shall be adjusted by the end of 2016.

Schedule 1:	Adjustment Coefficient Related to Standardized Construction Cost

Schedule 2:	Standardized Construction Cost of Equipment Rooms and Facilities

Schedule 3:	Discount Rate of Acquired Towers

Schedule 1: Adjustment Coefficient Related to Standardized Construction Cost

Schedule 1.1: Wind-pressure Adjustment Coefficient for Standardized Construction Cost of Towers

Range of Wind Pressure	0.3≤n<0.4	0.4≤n<0.5	0.5≤n<0.6	0.6≤n<0.7	0.7≤n<0.8	0.8≤n<0.9	0.9≤n<1.0	1.0≤n<1.1	1.1≤n<1.2	1.2≤n<1.3
Adjustment Coefficient	0.92	1.00	1.08	1.17	1.33	1.46	1.61	1.77	1.95	2.14

Notes:

1.	The above adjustment coefficients are only applicable to the adjustment of construction costs of the base and body of the regular ground base towers and landscape towers which are the New Towers.

2.	If the wind pressure falls beyond the above ranges, the tower shall be constructed in a customized manner. The Parties’ subsidiaries or branches shall negotiate and estimate construction cost, determine the product price and then start the construction.

3.	The wind-pressure adjustment coefficients are not applicable to equipment rooms, facilities, simplified towers, regular building base towers and floor holding poles.

Schedule 1.2: Construction Cost of Towers under Different Wind-pressure Conditions (Unit: RMB10,000)

Product Type		Range of Wind Pressure	0.3≤n<0.4	0.4≤n<0.5	0.5≤n<0.6	0.6≤n<0.7	0.7≤n<0.8	0.8≤n<0.9	0.9≤n<1.0	1.0≤n<l.l	l.l≤n<1.2	1.2≤n<1.3
Ground Base Tower	Regular Ground Base Tower	H<30	14.6190	15.8902	17.1614	18.5915	21.1340	23.1997	25.5832	28.1256	30.9859	34.0050
		30≤H<35	16.8758	18.3433	19.8108	21.4616	24.3966	26.7812	29.5327	32.4676	35.7694	39.2546
		35≤H<40	19.9417	21.6758	23.4098	25.3607	28.8288	31.6466	34.8980	38.3661	42.2678	46.3862
		40≤H<45	23.4533	25.4928	27.5322	29.8265	33.9054	37.2194	41.0433	45.1222	49.7109	54.5545
		45≤H≤50	27.5737	29.9715	32.3692	35.0666	39.8620	43.7583	48.2541	53.0495	58.4444	64.1389
	Landscape Tower	H<20	8.0843	8.7872	9.4902	10.2811	11.6870	12.8294	14.1475	15.5534	17.1351	18.8047
		20≤H<25	10.4164	11.3222	12.2280	13.2470	15.0585	16.5304	18.2288	20.0403	22.0783	24.2295
		25≤H<30	12.3335	13.4060	14.4784	15.6850	17.8299	19.5727	21.5836	23.7285	26.1416	28.6887
		30≤H<35	16.7923	18.2525	19.7127	21.3554	24.2758	26.6487	29.3865	32.3069	35.5924	39.0604
		35≤H≤40	19.2549	20.9292	22.6036	24.4872	27.8359	30.5567	33.6961	37.0448	40.8120	44.7886
	Simplified Tower	H≤20	3.9264	3.9264	3.9264	3.9264	3.9264	3.9264	3.9264	3.9264	3.9264	3.9264
Building Base Tower	Regular Building Base Tower	—	4.0753	4.0753	4.0753	4.0753	4.0753	4.0753	4.0753	4.0753	4.0753	4.0753
	Floor Holding Pole	—	1.2107	1.2107	1.2107	1.2107	1.2107	1.2107	1.2107	1.2107	1.2107	1.2107

Note:	The above construction costs of towers only include those of tower foundations and bodies.

Schedule 2: Standardized Construction Cost of Equipment Rooms and Facilities

Schedule 2.1: Standardized Construction Cost of Equipment Rooms (RMB10,000)

Product Type	Equipment Rooms (excluding Rented Equipment Rooms)	Rented Equipment Rooms	Integrated Cabinet (base only)	RRU Remote (base only)
Regular Ground Base Towers, Landscape Towers, Simplified Towers	5.4915	1.6415	0.5915	0.4415
Regular Building Base Towers, Floor Holding Poles	5.3415	1.6415	0.5915	0.4415

Schedule 2.2: Standardized Construction Cost of Ancillary Facilities (RMB10,000)

Product Type	Ancillary Facilities for Equipment Rooms	Ancillary Facilities for Integrated Cabinets	Ancillary Facilities for RRU Remote
Regular Ground Base Towers	5.8247	4.8278	2.8054
Landscape Towers, Simplified Towers, Regular Building Base Towers, Floor Holding Poles	4.6520	4.0627	2.8054

Note:

1.	Ancillary facilities for equipment rooms include the AC distribution box, the switching power supply, the rectifier module, the monitor module, the battery (3-hour backup), the PESM, the air conditioner, the fire device and the equipment rack, etc.;

2.	Ancillary facilities for integrated cabinet include the outdoor integrated cabinet (dual-cabinet), the embedded switching power supply, the rectifier module, the monitor module, the battery (3-hour backup) and the PESM, etc.;

3.	Ancillary facilities for RRU remote include the outdoor integrated cabinet (sole-cabinet), the embedded switching power supply, the rectifier module, the monitor module, the battery (3-hour backup) and the PESM, etc.

Schedule 3: Discount Rate for the Acquired Towers

Number	Province	Discount Rate
1	Beijing	1.03
2	Tianjin	0.98
3	Hebei	0.62
4	Shanxi	0.73
5	Inner Mongolia	0.88
6	Liaoning	0.77
7	Jilin	0.74
8	Heilongjiang	0.68
9	Shanghai	1.86
10	Jiangsu	0.73
11	Zhejiang	0.76
12	Anhui	0.80
13	Fujian	0.73
14	Jiangxi	0.75
15	Shandong	0.71
16	Henan	0.82
17	Hubei	0.79
18	Hunan	0.70
19	Guangdong	0.91
20	Guangxi	0.72
21	Hainan	1.44
22	Chongqing	0.74
23	Sichuan	0.85
24	Guizhou	0.73
25	Yunnan	0.70
26	Tibet	2.38
27	Shaanxi	0.67
28	Gansu	0.79
29	Qinghai	1.26
30	Ningxia	1.01
31	Xinjiang	1.14

Note: If there is any change to the data used to calculate the above discount rate, the Parties shall make retrospective adjustment to such parameter.

Annex 2: Provincial Service Agreement (I)

[XXX Province/Municipality/Autonomous Region]

Provincial Service Agreement (I)

(Template)

Ref. No.:

The Provincial Service Agreement (I) (the “Agreement”) is made and entered into between the following parties on [Date] in [City], [Province] of China.

Party A: [name of provincial subsidiary of the basic telecom company]

Party B: [name of provincial branch of China Tower]

(together, the “Parties” and, individually, a “Party”)

Whereas,

1.	On 14 October 2015, China Mobile Communication Company Limited and its 31 subsidiaries, China United Network Communications Corporation Limited and its one subsidiary, China Telecom Corporation Limited, China Reform Holdings Corporation Limited and China Tower entered into the Agreement on Purchase of Existing Telecommunications Towers and Related Assets by Issuing Shares and Paying Cash Consideration, and China Mobile Communications Corporation and its 24 subsidiaries, China United Network Communications Group Company Limited and its seven subsidiaries, China Telecommunications Corporation and its 11 subsidiaries and China Tower entered into the Agreement on Transfer of Existing Telecommunications Towers and Related Assets. Under the aforementioned agreements, the sellers shall transfer their then-owned telecommunications towers and related assets (the “Acquired Tower Assets”) to China Tower and complete relevant handover procedures.

2.	Annex I Product Catalogue and Pricing to the Commercial Pricing Agreement entered into between [name of the telecom company] and China Tower has stipulated the pricing of tower products, indoor distribution products, transmission products and service products.

Therefore, upon friendly consultations, pursuant to the Commercial Pricing Agreement, the Parties hereby agree on the leasing and settlement of the tower products, indoor distribution products, transmission products and service products provided by Party B to Party A, as follows:

I.	Party B agrees to lease to Party A the Acquired Tower Assets for which the handover has been completed, and charge service fees. The rights and obligations of the Parties shall be subject to the then effective Commercial Pricing Agreement as amended from time to time and other agreements entered into by the Parties, and the Provincial Service Agreement (I) between [name of provincial subsidiary of the telecom company] and [name of provincial branch of China Tower] and any other then effective supplementary agreements entered into by the Parties from time to time.

II.	The Parties and their respective subsidiaries or branches shall execute Bulk Lease Forms, the template of which is set out in Schedule 1 hereto, for the acquired tower assets and other products for which the handover has been completed. Upon the execution of a Bulk Lease Form, it shall prevail over any and all prior oral or written agreement, intention or arrangement reached by the Parties and its subsidiaries or branches in relation to the products specified therein.

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III.	From the effective date of the Agreement, the Parties and their respective subsidiaries shall execute Product Confirmation Orders, the template of which is set out in Schedule 2 hereto, in relation to the lease of new products.

IV.	The Parties shall procure their respective subsidiaries or branches to settle and complete the payments of the service fees specified in the relevant Bulk Lease Form and Product Confirmation Orders as scheduled therein.

V.	The service term for each of the tower products, indoor distribution products, transmission products and service products shall be five years. Prior to the expiration of the service term of five years, the Parties or their respective subsidiaries or branches shall negotiate with each other, and to the extent they are able to reach an agreement, they shall enter into new Product Confirmation Orders to specify the terms governing the provision of the relevant products thereafter.

VI.	In the event of termination of services caused by Party A prior to the expiration of the service term, Party B shall cooperate with Party A in removing the carried equipment, the expenses of which shall be borne by Party A. Party A shall compensate Party B for the removal expenses in accordance with the rules set forth below:

a)	In the event that Party A removes a portion of the products from a certain station site, and after such removal there are products of the same type running at the same station site, Party A shall not be obligated to compensate Party B for the expenses related to the removal, and the service fee shall be calculated based on the number of remaining units of the relevant products;

b)	In the event that Party A, being the sole user of the product facility, terminates the services related to all products of the same type prior to the expiration of the service term, Party A shall pay Party B the service fee for the remaining service term (excluding site rent and maintenance expense), penalty fees for early termination of the site rent paid by Party B (if any), and the remaining long-term expenses to be amortized (if any);

c)	In the event that Party A shares the product facility with other telecom company(ies), Rule [ ] set forth below shall apply:

Rule 1:

(1)	Where Party A terminates the services related to all products of the same type at a certain station site prior to the expiration of the service term, Party A shall pay Party B the service fees for the remaining service term with respect to Party A and penalty fees for early termination of the site rent paid by Party B (if any).

(2)	Where a telecom company (the “Terminating Sharing Party”) sharing a certain station site with Party A terminates the services related to all products of the same type prior to the expiration of the service term, the sharing discounts applicable to service fees for the use of the same type of products by Party A shall remain unchanged in the current service term and terms thereafter (if any) with respect to Party A until the proposed expiration date of the service term of the Terminating Sharing Party, and from such expiration date the sharing discounts applicable to Party A shall be determined based on the actual status with respect to the sharing of the relevant products.

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Rule 2:

(1)	Where Party A terminates the services related to all products of the same type at a certain station site prior to the expiration of its service term, and Party A is any of the following: (i) the first-occupier lessee; (ii) an Existing Sharing Party; or (iii) a lessee who started occupying the station site, in the case of a New Tower, at the same time as the other telecom companies, Party A shall pay Party B the service fees (excluding site rent and maintenance expense) for the remaining service term with respect to Party A and penalty fees for early termination of the site rent paid by Party B (if any).

(2)	Where Party A terminates all services of the same type of products at a certain station site prior to the expiration of the service term, and Party A is a New Sharing Party who started occupying the station site later than the other lessee(s), the following rules shall apply: (i) if Party A had maintained the service for three years or more, it shall not be obligated to compensate Party B; or (ii) if Party A had maintained the service for less than three years, it shall pay Party B the service fees (excluding site rent and maintenance expense) for the remaining service term applicable to Party A to the extent of three years and penalty fees for early termination of the site rent paid by Party B (if any).

(3)	Where a telecom company sharing a certain station site with Party A terminates the services related to all products of the same type prior to the expiration of the service term, and the Terminating Sharing Party is any of the following: (i) the first-occupier lessee; (ii) an Existing Sharing Party; or (iii) a lessee who started occupying the station site, in the case of a New Tower, at the same time as Party A, the sharing discounts applicable to service fees (excluding site cost and maintenance expense) for the use of the same type of products by Party A shall remain unchanged in the current service term and terms thereafter (if any) with respect to Party A until the proposed expiration date of the service term of the Terminating Sharing Party, and from such expiration date the sharing discounts applicable to Party A shall be determined based on the actual status with respect to the sharing of the relevant products.

(4)	Where a telecom company sharing a certain station site with Party A terminates the services related to all products of the same type prior to the expiration of the service term, and the Terminating Sharing Party is a New Sharing Party who started occupying the New Tower later than the other lessees, (i) if the Terminating Sharing Party had maintained the service for three years or more, the sharing discount applicable to Party A shall be determined based on the actual status with respect to the sharing of the relevant products, or (ii) if the Terminating Sharing Party had maintained the service for less than three years, the sharing discount applicable to service fees (excluding site cost and maintenance expense) for the use of the same type of products by Party A shall remain unchanged in the current service term and terms thereafter (if any) until the third anniversary of the service term of the Terminating Sharing Party had it not terminated, and from then the sharing discounts applicable to Party A shall be determined based on the actual status with respect to the sharing of the relevant products.

Party B shall provide Party A with the relevant supporting documents to demonstrate the basis and calculation of the aforesaid expenses.

With respect to the arrangement of termination of services prior to the expiration of the service term, provisions in the Agreement shall prevail over any and all prior oral or written arrangements in any form entered into by the Parties, to the extent inconsistent.

VII.	With respect to the matters governed by the Agreement, provisions in this Agreement shall prevail over any and all prior oral or written agreement or arrangement in any form entered into by the Parties, to the extent inconsistent. Matters not specified hereunder shall be subject to the Commercial Pricing Agreement and any other agreements or arrangements entered into by the Parties.

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VIII.	The schedules of this Agreement are inseparable parts of the Agreement and shall be deemed to have the same binding legal effect as the text of this Agreement.

IX.	The Agreement shall be executed simultaneously in two counterparts, each of which shall be held by a Party and deemed to have the same binding legal effect. The Agreement shall be effective upon the execution and stamp with the corporate seals by the Parties.

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(No text below and the signature and stamp page for [XXX Province/Municipality/Autonomous Region] Provincial Service Agreement (I) (Ref. No. [    ]) to follow)

Party A: [name of the provincial subsidiary of telecom companies] (chop)

Signature:

Date:

Party B: [name of the provincial branch of China Tower] (chop)

Signature:

Date:

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Schedule 1.1

Bulk Lease Form for Acquired Towers in [XX] City, [XX] Province

([Name of telecom company], former owner)

Payment method of service fees:

1. Party B shall provide the product and service settlement list prior to the 5th day of each month, which Party A shall verify prior to the 10th day of each month. Party B shall then provide Party A the VAT invoice that complies with national laws and tax regulations prior to the 12th day of each month, and Party A shall pay to the designated bank account of Party B the prior month’s service fees prior to the 25th day of each month.

2. If Party A chooses the pricing mode on an itemized basis for oil machine power generation service, the monthly settlement shall be applied according to the actual number of times for power generation. Party A shall pay Party B the monthly oil machine power generation fees with the service fees.

1. During the term of services, the Parties can execute a new Product Confirmation Order if they intend to revise the content of the Bulk Lease Form. The new Product Confirmation Order shall prevail if there is any inconsistency with any prior Bulk Lease Form.

2. Matters not specified in this Agreement shall be subject to the Provincial Service Agreement (I) entered into between the provincial companies of the Parties and any other relevant agreements. In circumstances where the Provincial Service Agreement (I) is revised, supplemented or renewed, the content of the Bulk Lease Form shall be revised accordingly.

Note: The particulars of the specific Bulk Lease Form shall be subject to the one that is actually executed.

Schedule 1.2

Bulk Lease Form for Acquired Towers in [XX] City, [XX] Province

([Name of telecom company], Existing Sharing Party)

Payment method of service fees:

1. Party B shall provide the product and service settlement list prior to the 5th day of each month, which Party A shall verify prior to the 10th day of each month. Party B shall then provide Party A the VAT invoice that complies with national laws and tax regulations prior to the 12th day of of each month, and Party A shall pay to the designated bank account of Party B the prior month’s service fees prior to the 25th day of each month.

2. If Party A chooses the pricing mode on an itemized basis for oil machine power generation service, the monthly settlement shall be applied according to the actual number of times for power generation. Party A shall pay Party B the monthly oil machine power generation fees with the service fees.

2. Matters not specified in this Agreement shall be subject to the Provincial Service Agreement (I) entered into between the provincial companies of the Parties and any other relevant agreements. In circumstances where the Provincial Service Agreement (I) is revised, supplemented or renewed, the content of the Bulk Lease Form shall be revised accordingly.

Note:

1. The Existing Sharing Parties refer to the telecom companies which shared the Acquired Towers prior to October 31, 2015.

2. The particulars of the specific Bulk Lease Form shall be subject to the one that is actually executed.

Schedule 1.3

Bulk Lease Form for Acquired Towers in [XX] City, [XX] Province

([Name of telecom company], transformed towers)

Payment method of service fees:

1. Party B shall provide the product and service settlement list prior to the 5th day of each month, which Party A shall verify prior to the 10th day of each month. Party B shall then provide Party A the VAT invoice that complies with national laws and tax regulations prior to the 12th day each month, and Party A shall pay to the designated bank account of Party B the prior month’s service fees prior to the 25th day of each month.

2. If Party A chooses the pricing mode on an itemized basis for oil machine power generation service, the monthly settlement shall be applied according to the actual number of times for power generation. Party A shall pay Party B the monthly oil machine power generation fees with the service fees.

1. During the term of services, the Parties can execute a new Product Confirmation Order if they intend to revise the content of the Bulk Lease Form. The new Product Confirmation Order shall prevail if there is any inconsistency with any prior Bulk Lease Form.

2. Matters not specified in this Agreement shall be subject to the Provincial Service Agreement (I) entered into between the provincial companies of the Parties and any other relevant agreements. In circumstances where the Provincial Service Agreement (I) is revised, supplemented or renewed, the content of the Bulk Lease Form shall be revised accordingly.

Note:

1. Transformed towers refer to the towers previously owned by the telecom companies and/or shared by the Existing Sharing Parties to which China Tower added product units.

2. The particulars of the specific Bulk Lease Form shall be subject to the one that is actually executed.

Schedule 1.4

Bulk Lease Form for New Towers in [XX] City, [XX] Province

([Name of telecom company])

Payment method of service fees:

1. Party B shall provide the product and service settlement list prior to the 5th day of each month, which Party A shall verify prior to the 10th day of each month. Party B shall then provide Party A the VAT invoice that complies with national laws and tax regulations prior to the 12th day of each month, and Party A shall pay to the designated bank account of Party B the prior month’s service fees prior to the 25th day of each month.

2. If Party A chooses the pricing mode an itemized basis for oil machine power generation service, the monthly settlement shall be applied according to the actual number of times for power generation. Party A shall pay Party B the monthly oil machine power generation fees with the service fees.

1. During the term of services, the Parties can execute a new Product Confirmation Order if they intend to revise the content of the Bulk Lease Form. The new Product Confirmation Order shall prevail if there is any inconsistency with any prior Bulk Lease Form.

2. Matters not specified in this Agreement shall be subject to the Provincial Service Agreement (I) entered into between the provincial companies of the Parties and any other relevant agreements. In circumstances where the Provincial Service Agreement (I) is revised, supplemented or renewed, the content of the Bulk Lease Form shall be revised accordingly.

Note:

The particulars of the specific Bulk Lease Form shall be subject to the one that is actually executed.

Schedule 1.5

Bulk Lease Form for Transformed Towers Based on Acquired Towers in [XX] City, [XX] Province

([Name of telecom company])

Payment method of service fees:

1. Party B shall provide the product and service settlement list prior to the 5th day of each month, which Party A shall verify prior to the 10th day of each month. Party B shall then provide Party A the VAT invoice that complies with national laws and tax regulations prior to the 12th day of each month, and Party A shall pay to the designated bank account of Party B last month’s service fees prior to the 25th day of each month.

2. If Party A chooses the pricing mode on an itemized basis for oil machine power generation service, the monthly settlement shall be applied according to the actual number of times for power generation. Party A shall pay Party B the monthly oil machine power generation fees with the service fees.

1. During the term of services, the Parties can execute a new Product Confirmation Order if they intend to revise the content of the Bulk Lease Form. The Product Confirmation Order shall prevail if there is any inconsistency with any prior Bulk Lease Form.

2. Matters not specified in this Agreement shall be subject to the Provincial Service Agreement (I) entered into between the provincial companies of the Parties and any other relevant agreements. In circumstances where the Provincial Service Agreement (I) is revised, supplemented or renewed, the content of the Bulk Lease Form shall be revised accordingly.

Note:

1. Transformed Towers Based on Acquired Towers refer to the towers transformed by China Tower using existing towers in order to satisfy demands of new occupiers.

2. The particulars of the specific Bulk Lease Form shall be subject to the one that is actually executed.

Schedule 1.6

Bulk Lease Form for Indoor Distribution Products in [XX] City, [XX] Province

([Name of telecom company])

Payment method of service fees:

1. Party B shall provide the product and service settlement list prior to the 5th day of each month, which Party A shall verify prior to the 10th day of each month. Party B shall then provide Party A the VAT invoice that complies with national laws and tax regulations prior to the 12th day of each month, and Party A shall pay to the designated bank account of Party B the prior month’s service fees prior to the 25th day of each month.

2. If Party A chooses the pricing mode on an itemized basis for oil machine power generation service, the monthly settlement shall be applied according to the actual number of times for power generation. Party A shall pay Party B the monthly oil machine power generation fees with the service fees.

1. During the term of services, the Parties can execute a new Product Confirmation Order if they intend to revise the content of the Bulk Lease Form. The new Product Confirmation Order shall prevail if there is any inconsistency with any prior Bulk Lease Form.

2. Matters not specified in this Agreement shall be subject to the Provincial Service Agreement (I) entered into between the provincial companies of the Parties and any other relevant agreements. In circumstances where the Provincial Service Agreement (I) is revised, supplemented or renewed, the content of the Bulk Lease Form shall be revised accordingly.

Note:

The particulars of the specific Bulk Lease Form shall be subject to the one that is actually executed.

Schedule 2.1 Product Confirmation Order for Tower Products

Ref. no:

Party A (Full Name):		Party B (Full Name):	
Service Commencement Date:		Service Termination Date:	

Product Service Fees

Serial Number	Items	Base Price (RMB/year)		Number of Product Units (Set)	Discount for RRU On Tower Or Not	Total (RMB /year)	Site Cost (RMB /year)	Electricity Input Cost (RMB/year)	Sharing Discount (%)			Product Service Fees (RMB /year) (Tax excluded)
		Of Telecommunications Towers	Of Equipment Rooms + Facilities						Site Cost + Electricity Input	Telecommunications Towers	Equipment rooms +Facilities	
1.1	Tower Products											
1.2	WLAN											
1.3	Microwave											
2.1	Electricity Assurance Service fee						Lump Sum ☐ Payment Assistance (resale) ☐ Payment Assistance (transmission) ☐ Payment Assistance (withholding) ☐					
2.2	Oil Machine Power Generation Service Fee						Lump Sum ☐ Per Time ☐ Others ☐					
2.3	Fee for Extra BatteryAssurance											
2.4	Extra Maintenance Expense of Station Sites Exceeding 10% Premium Service											
2.5	Modification Fee for Electricity and Facilities											
2.5	Other Fees					Description of Other Fees, Manual Entry						
	Total (RMB/year, tax inclusive)											

Item Information

Station Site Name:		Station Site Serial Number:			
Longitude:		Latitude:			
Detailed Location:		Demand Confirmation Letter Ref. no:			
Type of Telecommunications Towers:		Tower Height (m):			
Equipment Room Configuration:	Self-owned ☐ Rented☐ Integrated Cabinet ☐ RRU Remote ☐ No ☐	Wind Pressure Coefficient:			
Sharing Information:	The First Newly-added☐ The Sharing Newly-added ☐ Owner of the Acquired ☐ The Sharing Acquired (existing)☐ The Sharing Acquired (new) ☐	Total Number of Sharing Parties on the Telecommunications Tower at Present		Total Number of Sharing Parties in the Existing Equipment Rooms and Facilities at Present:	
OM Available Or Not During 0.00 a.m. – 6.00 a.m.?:	Y☐ N☐	Maintenance Level:			
Notes to Item Information		Operator's Physical Station Site Serial Number:	(filled by the operator)		

Product Configuration

Telecommunications Towers	Product Serial Number		Mounting Height (m)	Number of Antennae (set)	Number of Systems (set)	RRU Mounted on Tower Or Not	Put BBU In Equipment Room Of China Tower When RRU Remote?	Number of Product Units (set)
	[Tower Serial Number1]					Yes or no	Yes or no	
	[Tower Serial Number2]							
	[Microwave Serial Number]							
	[WLAN Serial Number]							
	Total							

Equipment Rooms	Power Configuration	Backup Battery (Hour)	With Generation Conditions ?	Select Power Generation Service Or Not	Installation Space	
					Device Rack (Set)	Transmission Rack Space
	____ V ____ KW		Y ☐ N ☐	Y ☐ N ☐		0.6mX0.6mX2m

Payment method of service fees: